Exhibit 99.1
FOR IMMEDIATE RELEASE

KATE SPADE LLC
TO EXPLORE STRATEGIC ALTERNATIVES

New York, NY, September 16, 2005 - Kate Spade LLC announced today, that in mutual agreement with The Neiman Marcus Group, Inc., it has begun exploring various strategic alternatives. Kate Spade stated that these alternatives could include the possible sale of Kate Spade LLC, but that there could be no assurance that this process will result in any specific transaction. The Neiman Marcus Group has owned 56% of Kate Spade LLC since 1999 when it purchased a majority stake from Alex Noel Inc.

"At this stage in our growth, it makes good business sense for the company to explore all options available," said Andy Spade, CEO and Creative Director of Kate Spade LLC. "We are very excited and optimistic about the future of Kate Spade."

Since its founding in 1993, Kate Spade LLC has grown into a company that makes handbags, stationery, shoes, glasses, books and a home collection. There are currently 20 boutiques in the United States and 9 in Asia.

The Neiman Marcus Group, Inc. (NYSE: NMG.A, NMG.B) (the "Company") operations include the Specialty Retail Stores segment and the Direct Marketing segment. The Specialty Retail Stores segment consists primarily of Neiman Marcus and Bergdorf Goodman stores. The Direct Marketing segment conducts both print catalog and online operations under the Neiman Marcus, Horchow and Bergdorf Goodman brand names. Information about the Company can be accessed at www.neimanmarcus.com.

From time to time, the Company may make statements that predict or forecast future events or results, depend on future events for their accuracy or otherwise contain "forward-looking information." These statements are made based on management's expectations and beliefs concerning future events and are not guarantees of future performance. The Company cautions readers that actual results may differ materially as a result of various factors, some of which are beyond its control, including but not limited to: political or economic conditions; terrorist activities in the United States or escalation in the international war on terrorism; disruptions in business at the Company's stores, distribution centers or offices; changes in consumer confidence resulting in a reduction of discretionary spending on goods that are, or are perceived to be, "luxuries"; changes in demographic or retail environments; changes in consumer preferences or fashion trends; competitive responses to the Company's marketing, merchandising and promotional efforts; changes in the Company's relationships with key customers; delays in the receipt of merchandise; seasonality of the retail business; adverse weather conditions, particularly during peak selling seasons; delays in anticipated store openings; natural disasters; significant increases in paper, printing and postage costs; litigation that may have an adverse effect on the Company's financial results or reputation; changes in the Company's relationships with designers, vendors and other sources of merchandise; the financial viability of the Company's designers, vendors and other sources of merchandise; the design and implementation of new information systems or enhancement of existing systems; changes in foreign currency exchange rates; impact of funding requirements related to the Company's noncontributory defined benefit pension plan; changes in the Company's relationships with certain of key sales associates; changes in key management personnel; changes in the Company's proprietary credit card arrangement that adversely impact its ability to provide consumer credit; or changes in government or regulatory requirements increasing the Company's cost of operations.
These and other factors that may adversely affect the Company's future performance or financial condition are contained in its Annual Report in Form 10-K and other reports filed with and available from the Securities and Exchange Commission. The Company undertakes no obligation to update or revise any forward-looking statements to reflect subsequent events, new information or future circumstances.

In connection with the proposed merger between Newton Acquisition Merger Sub, Inc. and the Company pursuant to the Agreement and Plan of Merger, dated as of May 1, 2005, among Newton Acquisition Inc., Newton Acquisition Merger Sub, Inc. and the Company, on May 20, 2005, Neiman Marcus filed a preliminary proxy statement with the Securities and Exchange Commission. INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE DEFINITIVE PROXY STATEMENT WHEN IT BECOMES AVAILABLE, BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders may obtain a free copy of the proxy statement (when available) and other documents filed by Neiman Marcus at the Securities and Exchange Commission's web site at www.sec.gov.

Contacts:

For Kate Spade:	For The Neiman Marcus Group:
Marybeth Schmitt	Ginger Reeder
VP, Public Relations	VP, Corporate Communications
212.739.6567	972.969.3213
mschmitt@katespade.com	ginger_reeder@neimanmarcus.com